Exhibit 10.1

ELEVENTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

ELEVENTH AMENDMENT, dated as of July 31, 2007 to the Amended and Restated Loan and Security Agreement, dated as of May 22, 2000, among HWC Wire & Cable Company (formerly known as Houston Wire & Cable Company) (“Borrower”), the lenders named therein (“Lenders”) and Bank of America, N.A. (“Bank of America”) as successor-in-interest to Fleet Capital Corporation, as agent for said Lenders (Bank of America, in such capacity, “Agent”).  Said Amended and Restated Loan and Security Agreement, as amended by a certain First Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated as of July 13, 2000, by a certain Second Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated May 30, 2001, by a certain Third Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated October 22, 2001, by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated December 31, 2002, by a certain Fifth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated November 19, 2003, by a certain Sixth Amended to Amended and Restated Loan and Security Agreement dated as of May 26, 2005 by and among Borrower, Lenders and Agent, by a certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated December 14, 2005 by and among Borrower, Agent and Lenders, by a certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated December 30, 2005 by and among Borrower, Agent and Lenders, by a certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated May 23, 2006 by and among Borrower, Agent and Lenders and by a certain Tenth Amendment to Amended and Restated Loan and Security Agreement dated as of November 3, 2006 by and among Borrower, Agent and Lenders and as it may be further amended, is hereinafter referred to as the “Loan Agreement.”  The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.  References to Agent and/or any Lender shall include Agent’s or such Lender’s predecessor(s)-in-interest.

WHEREAS, Lenders, Agent and Borrower desire to make certain amendments and modifications to the Loan Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

1.            Additional Definitions.  The following definitions of “Eleventh Amendment” and “Eleventh Amendment Effective Date” are hereby inserted into Exhibit A to the Loan Agreement.  The definition of “Fixed Charges” contained in Exhibit Q to the Loan Agreement is hereby deleted and the following is inserted in its stead:

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“Fixed Charges– for any period of determination, the sum of (a) scheduled principal payments on Indebtedness for Money Borrowed (including the principal portion of scheduled payments of Capital Lease Obligations), (b) Interest Expense included in the determination of Consolidated Net Income, but excluding any interest paid in kind, with respect to Indebtedness for Money Borrowed and (c) Distributions paid in cash within such period.

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Eleventh Amendment– that certain Eleventh Amendment to Amended and Restated Loan and Security Agreement dated as of July 31, 2007 by and among Borrower, Agent and Lenders.

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Eleventh Amendment Effective Date– the date on which the conditions precedent to the effectiveness of the Eleventh Amendment are satisfied.”

2.             Distribution.  Subsection 8.2.7 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“8.2.7  Distributions.  Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions, except that:

(a)           Subsidiaries of Borrower may make Distributions to Borrower with respect to their common Stock;

(b)           Borrower may pay dividends to Guarantor in an amount sufficient to maintain the corporate existence of Guarantor, to pay income taxes and to pay the reasonable out-of-pocket expenses of Guarantor and audit fees and expenses, not to exceed $100,000 per annum in the aggregate;

(c)           Borrower may pay dividends to Guarantor for further distribution to its stockholders in an amount not to exceed the lesser of (x) income taxes on phantom income incurred on the issuance of payment-in-kind notes with respect to the Guarantor Subordinated Debt or (y) $125,000 per year;

(d)           Borrower may pay dividends to Guarantor of up to $100,000 in each Fiscal Year to repurchase the capital stock of employees who die or terminate their employment with Borrower; and

(e)           Borrower may make Distributions to Guarantor to permit Guarantor to pay dividends on, or make repurchases of, Guarantor’s common Stock so long as after giving effect to any such Distribution, (i) no Event of Default shall have occurred and is continuing, (ii) the aggregate amount of all such Distributions made within the most recently ended twelve month period plus the amount of the proposed Distribution does not exceed fifty percent (50%) of Borrower’s Consolidated Net Income for the most recently ended twelve month period, and (iii) if at any time within the 90 days immediately prior to the date of such Distribution or after giving effect to such Distribution, Availability was or will be less than $10,000,000, Borrower’s Fixed Charge Coverage Ratio for the most recently ended twelve month period, computed on a pro forma basis on the assumption that the proposed Distribution was made within such twelve month period, equaled or exceeded 1.10 to 1.”

3.             Financial Covenant.  Exhibit O to the Loan Agreement is hereby deleted and Exhibit O attached to this Eleventh Amendment is hereby inserted in its stead.  The financial covenant contained in Exhibit Q to the Loan Agreement is hereby deleted and the following is inserted in its stead:

“EXHIBIT Q

FINANCIAL COVENANTS

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COVENANT

Fixed Charge Coverage Ratio- If Availability at any time within the most recently ended 90 day period is less than Ten Million Dollars ($10,000,000), Borrower shall not permit the Fixed Charge Coverage Ratio for the most recently ended twelve month period ending on a March 31, June 30, September 30 or December 31 to be less than 1.10 to 1.”

4.             Conditions Precedent.  This Eleventh Amendment shall become effective upon receipt by Agent of a copy of this Eleventh Amendment, duly executed by Borrower, Guarantor, Agent and each Lender.

5.             Continuing Effect.  Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

6.             Governing Law.  This Eleventh Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

7.             Counterparts.  This Eleventh Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(Signature Page Follows)

(Signature Page to Eleventh Amendment to Amended and Restated
Loan and Security Agreement)

IN WITNESS WHEREOF, this Eleventh Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY,		HOUSTON WIRE & CABLE COMPANY,
as Borrower		as Guarantor

By:	/s/ Nicol G. Graham	By:	/s/ Charles Sorrentino
Name:	Nicol G. Graham	Name:	Charles Sorrentino
Title:	VP & CFO	Title:	President & CEO

THE CIT GROUP/BUSINESS CREDIT, INC.,		BANK OF AMERICA, N.A.,
as a Lender		as Agent and a Lender

By:	/s/ Chad Ramsey	By:	/s/ Brian J. Wright
Name:	Chad Ramsey	Name:	Brian J. Wright
Title:	Vice President	Title:	Senior Vice President

EXHIBIT O

COMPLIANCE CERTIFICATE

[Letterhead of Borrower]

__________, 200_

The undersigned, the chief financial officer of HWC Wire & Cable Company, a Delaware corporation (“Borrower”), gives this certificate to Bank of America, N.A. in accordance with the requirements of Section 8.1.2 of that certain Loan and Security Agreement dated May 22, 2000, among Borrower, the lender signatories thereto (“Lenders”) and Bank of America, N.A. (“Bank of America”), a national banking association, as successor-in-interest to Fleet Capital Corporation, as agent for such Lenders (Bank of America, in such capacity, “Agent”).  Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

1.             Based upon my review of the balance sheets and statements of income of Borrower for the [fiscal year] [monthly period] ending __________, 200_, copies of which are attached hereto, I hereby certify that:

(a)           Availability for each day of the 30 day period ending __________ was [never] less than $10,000,000;

(b)           Fixed Charge Coverage Ratio for the period between ___________ and _________ is______ to 1 (if applicable);

(c)           Capital Expenditures during the period and for the fiscal year to date total $__________ and $__________, respectively.

2.             No Default exists on the date hereof, other than:  __________________________________________________________ [if none, so state]; and

3.             No Event of Default exists on the date hereof, other than ________________________________________________________ [if none, so state].

Very truly yours,

Chief Financial Officer

O-1